Exhibit 10.7

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), dated as of August 15, 2022, is by and between Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), and Dale Irwin (“Executive”) (the Company and Executive collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Executive is currently employed as the President of the Company; and

WHEREAS, the Company desires to assure itself of the continued services of Executive, and Executive desires to continue to provide services to the Company pursuant to the terms and conditions of this Agreement, which shall supersede all prior commitments and agreements between Executive and the Company with respect to Executive’s employment with the Company.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.
Term; Employment and Duties.
(a)
Term. The term of this Agreement commences on the date this Agreement is fully executed and continues until the date of Executive’s termination of employment, unless terminated or amended prior thereto (the “Term”).
(b)
Position and Duties. Subject to the terms and conditions hereof, Executive shall serve as the President of the Company, reporting to the Chief Executive Officer of the Company (the “CEO”). Executive shall have such duties and responsibilities commensurate with Executive’s role and as may be assigned to Executive from time to time by the CEO. Executive’s principal place of employment shall be Dresden, New York or such other location as mutually agreed between the Company and Executive, subject to travel in the performance of Executive’s duties and the business of the Company.
(c)
Exclusive Services. For so long as Executive is employed by the Company, Executive shall devote Executive’s full business working time, attention and efforts to Executive’s duties to the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and good faith directions and instructions given to Executive by the CEO and shall use Executive’s best efforts to promote and serve the interests of the Company. Further, Executive shall not, while employed by the Company, directly or indirectly, render services to any other person or organization without the prior written consent of the Company or otherwise engage in activities that would interfere with the faithful performance of Executive’s duties to the Company. Notwithstanding the foregoing, Executive may (i) serve on corporate, civic or charitable boards, provided that Executive receives the prior written consent of the CEO to serve on such boards and (ii) manage personal investments and engage in charitable activities, provided that each of the foregoing activities do not contravene the first sentence of this Section 1(c).
2.
Compensation and Other Benefits. Subject to the provisions of this Agreement, during the Term, the Company shall pay and provide the following compensation and other benefits to Executive as compensation for services rendered hereunder:

(a)
Base Salary. The Company shall pay to Executive a base salary at the annual rate of $450,000 (the “Base Salary”), payable in accordance with the Company’s ordinary payroll practices as established from time to time. The Board of Directors of the Company (the “Board”) or its delegate may review and increase, but not decrease (other than in connection with either (i) Company-wide reductions in compensation or (ii) reductions in compensation impacting similarly situated employees of the Company), Executive’s Base Salary in its sole discretion.
(b)
Annual Bonus. For each fiscal year during the Term, Executive shall be eligible for an annual bonus (the “Annual Bonus”) with a target opportunity of up to 100% of Executive’s Base Salary, 50% of which shall be paid on the payment date in the form of restricted stock units under the Company’s equity incentive plan as in effect from time to time (“RSUs”), vesting in equal annual installments on the first, second and third anniversaries of the grant date, subject to Executive’s continued employment through each vesting date and otherwise subject to approval by the Compensation Committee of the Board or the Board, as applicable, and the terms and conditions of the applicable award agreement and the Company's equity incentive plan under which the RSUs are granted. The Annual Bonus shall further be subject to such terms and performance conditions as determined by the Board and payable on the date annual bonuses are paid to similarly situated employees of the Company, subject to Executive’s continued employment by the Company through the applicable payment date.
(c)
Benefit Plans. During the Term, Executive shall be entitled to participate in the employee benefit plans and programs maintained by the Company for similarly situated employees of the Company, in accordance with the terms of the plans, as may be amended from time to time.
(d)
Expenses. The Company shall reimburse Executive for reasonable travel and other business-related expenses incurred by Executive in the fulfillment of Executive’s duties to the Company upon presentation of written documentation thereof, in accordance with the business expense reimbursement policies and procedures of the Company as in effect from time to time.
3.
Termination of Employment.
(a)
Termination for Any or No Reason. Executive’s employment with the Company shall at all times be on an “at‑will” basis and nothing in this Agreement shall provide Executive the right to employment for any specified period. The Company and Executive shall each have the right to terminate Executive’s employment at any time for any reason or for no reason. Upon termination of Executive’s employment for any reason, whether by the Company or Executive, Executive will receive (i) Executive’s accrued Base Salary through and including the date of termination and (ii) any other amounts or benefits required to be paid or provided to Executive by applicable law or accrued and vested for the benefit of Executive under the benefit plans of the Company (collectively, the “Accrued Amounts”).
(b)
Termination without Cause; Resignation for Good Reason. If Executive’s employment with the Company is terminated by the Company without Cause (as defined below) or by Executive for Good Reason (as defined below), and subject to timely execution and non‑revocation of a General Release (as defined below) and compliance with Section 4, and in lieu of any other severance benefits otherwise payable under any Company plan or policy, Executive shall be entitled to, in addition to the Accrued Amounts: (i) continued payment of Executive’s Base Salary for a period of 12 months immediately following the date of Executive’s termination of employment; (ii) if Executive timely elects coverage under the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”), Company-subsidized coverage (equal to the same portion of the monthly premium the Company pays for active employees) until the earliest of (x) the one-year anniversary of the date of Executive’s termination of employment or (y) the date Executive becomes eligible for health insurance under the health plans of another employer; (iii) any Annual Bonus for the completed fiscal year that ended prior to fiscal year in which Executive’s termination of employment occurred but for which the right payment thereof has not vested in accordance with Section 2(b), shall be deemed vested in an amount in accordance with the terms of Section 2(b) and payable at the same time annual bonuses are paid to similarly situated employees of the Company; (iv) an amount equal to 100% of the target amount of the Annual Bonus for the fiscal year in which Executive’s termination of employment occurs, payable as a lump sum cash payment at the end of the Restricted Period (as defined in Section 4); and (v) continued vesting of any time-vesting RSUs that would have vested in the 12-month period following Executive’s termination of employment held by Executive and unvested on the date of termination. The amounts payable pursuant to clauses (i)‑(v) shall be payable in accordance with Company policies and practices unless provided otherwise in this Section 3(b).
(c)
Termination due to Death or Disability. Executive’s employment with the Company will automatically terminate upon Executive’s death and may be terminated by the Company upon Executive’s Disability (as defined below). If Executive’s employment with the Company is terminated by reason of Executive’s death or Disability, and subject to timely execution and non-revocation of a General Release and compliance with Section 4, and in lieu of any other severance benefits otherwise payable under any Company plan or policy, in addition to the Accrued Amounts, (i) all time-vesting RSUs representing the deferred portion an Annual Bonus earned in respect of a prior fiscal year and held by Executive and outstanding at the time of Executive’s death or Disability shall vest in full and (ii) all other time-vesting RSUs held by Executive and outstanding at the time of Executive’s death or Disability shall vest pro rata, calculated by multiplying the number of RSUs by a fraction, the numerator of which shall equal the number of consecutive days Executive was employed by the Company Group from the applicable grant date to the date of Executive’s termination due to death or Disability, and the denominator of which shall equal the number of days in the applicable vesting period (rounded to the nearest whole number).
(d)
Termination for Cause; Resignation. If Executive’s employment with the Company is terminated by the Company for Cause or as a result of Executive’s resignation for any reason (other than for Good Reason), Executive shall only be entitled to payment of the Accrued Amounts, payable in accordance with Company policies and practices, and Executive shall have no further right to receive any other compensation or benefits from the Company or any member of the Company Group.
(e)
Execution and Delivery of General Release; Compliance with Covenants. The Company shall not be required to make the payments and provide the benefits provided for under Sections 3(b) or 3(c) unless Executive timely executes and delivers to the Company a general waiver and release of claims in a form substantially similar to the form attached as Exhibit A (the “General Release”) and the General Release has become effective and irrevocable in its entirety.

Executive’s failure or refusal to sign the General Release (or Executive’s revocation of the General Release) shall result in the forfeiture of the payments and benefits (other than the Accrued Amounts). Additionally, the Company’s obligation to make any payments or provide benefits to Executive pursuant to this Section 3 (other than the Accrued Amounts) shall be subject to Executive’s continued compliance with all restrictive covenants Executive is subject to, including those set forth in Section 4.
(f)
Notice of Termination. Any termination of Executive’s employment by the Company or by Executive shall be communicated by a written notice of termination to the other Party given in accordance with Section 18. Such notice shall specify the date of termination, and, in the event of a resignation by Executive, such date shall not be less than 30 days after the giving of such notice to the Company.
(g)
Resignation from Positions. The termination of Executive’s employment for any reason shall constitute and be deemed as Executive’s resignation from (i) all director, officer or employee positions Executive has with the Company or any of its subsidiaries or affiliates (the “Company Group”) and (ii) all fiduciary positions (including as a trustee) Executive may hold with respect to any employee benefit plans or trusts established by the Company Group, without any further actions required by the Parties.
(h)
Cause. For purposes of this Agreement, “Cause” shall mean the termination of Executive’s employment due to: (i) Executive’s indictment for, or entry of a plea of guilty or no contest or nolo contendere to, any felony (other than a traffic violation) under any state, federal or foreign law or any other crime involving moral turpitude; (ii) Executive’s commission of an act of fraud, embezzlement, misappropriation of funds, misrepresentation, malfeasance, breach of fiduciary duty or other willful and material act of misconduct; (iii) Executive’s gross negligence with respect to any member of the Company Group; (iv) Executive’s conduct that results in or is reasonably likely to result in harm to the reputation or business of any member of the Company Group or breach of any material Company policy; (v) Executive’s willful failure to substantially perform Executive’s material job functions for the Company or to carry out or comply with a lawful and reasonable directive of the Board; (vi) Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of any member of the Company Group or while performing Executive’s duties and responsibilities for the Company; or (vii) Executive’s breach of this Agreement or any other material breach of a written agreement between Executive and any member of the Company Group; provided, however, that no event, condition, conduct or action described in clauses (v) or (vii) shall constitute Cause unless (x) the Company gives Executive written notice of termination of employment for Cause and the grounds for such termination and (y) such grounds for termination are not corrected by Executive within 30 days of Executive’s receipt of such notice; provided, further, that with respect to any event, condition, conduct or action by Executive described in clauses (v) or (vii), which is substantially similar to prior events, conditions, conduct or actions by Executive and which the Company has previously notified Executive it believes constitutes Cause and which Executive was given the opportunity to cure, Executive shall not be provided with the opportunity to cure such event, condition, conduct or action. For the avoidance of doubt, other than clauses (v) and (vii), Executive shall not have an opportunity to cure conduct described in this Cause definition.

(i)
Good Reason. For purposes of this Agreement, “Good Reason” shall mean, without Executive’s written consent: (i) relocation of Executive’s principal place of employment with the Company to a location greater than 50 miles from Executive’s principal place of employment immediately prior to such relocation; (ii) a material diminution in the authority, duties or responsibilities of Executive; (iii) the Company’s material breach of this Agreement; or (iv) a decrease in Executive’s Base Salary (other than in connection with either (x) Company-wide reductions in compensation or (y) reductions in compensation impacting similarly situated employees of the Company) or Annual Bonus target opportunity. Notwithstanding the foregoing, Executive may not resign Executive’s employment for Good Reason unless (A) within 30 days following the initial occurrence of the event constituting Good Reason, Executive has provided the Company with prior written notice of Executive’s intent to resign for Good Reason and has set forth in reasonable detail the conduct that constitutes Good Reason and the specific provisions of this Agreement on which Executive relies; (B) the Company does not cure the conduct that constitutes Good Reason within 30 days after receipt of such notice; and (C) Executive actually terminates Executive’s employment within 30 days after the expiration of the remedy period without remedy by the Company of the conduct that constitutes Good Reason.

(j) Disability. For purposes of this Agreement, “Disability” shall be defined in the same manner as such term or a similar term is defined in the Company’s equity incentive plan.

4.
Covenants of Executive.
(a)
Confidential Information. During Executive’s employment, the Company will continue to provide Executive with access to Confidential Information (as defined below). Executive acknowledges that Confidential Information is the sole and exclusive property of the Company Group. Executive acknowledges and agrees that Executive occupies a position of trust and confidence with respect to the Company Group’s affairs and business and the Confidential Information. Executive acknowledges and agrees that the interests afforded protection by this Agreement are the Company Group’s legitimate business interests, deserving of legal protection. Executive agrees to take the following steps to preserve the confidential and proprietary nature of the Confidential Information: (i) during and after Executive’s employment with the Company Group, Executive will not use, or permit others to use, misappropriate or disclose any Confidential Information, directly or indirectly, to any other person, or use Confidential Information in any way without the prior written consent of an authorized executive officer of the Company (other than Executive); provided that Executive may use the Confidential Information only for the Company’s benefit and only in the course of Executive’s employment with the Company; Executive further agrees that the Confidential Information includes information or material received by the Company Group from other parties with the intention that it be kept in confidence by its recipients; (ii) Executive shall use Executive’s best efforts and take all reasonable precautions to prevent inadvertent or accidental disclosure of Confidential Information to any third party, and Executive represents and warrants that Executive has not disclosed and shall not disclose to the Company any trade secrets or other confidential or proprietary information that may not lawfully be so disclosed by Executive, by virtue of the ownership of the same by another person or entity or otherwise; (iii) Executive acknowledges and agrees that all Confidential Information, whether prepared by Executive (either alone or in cooperation with others) or otherwise coming into Executive’s possession, shall remain the exclusive property of the Company, and Executive will not remove any Confidential Information from the Company’s premises except for use in the

Company’s business. Notwithstanding the foregoing, Confidential Information of the Company may be disclosed (A) where required by law or order of a court of competent jurisdiction or (B) where Executive has the legally protected right to disclose to any federal, state or local government agency under any whistleblower or similar statute; provided that, in the case of (A) and (B), to the extent reasonably practicable, Executive first gives to the Company reasonable prior written notice of such disclosure and affords the Company, to the extent reasonably practicable, the reasonable opportunity for the Company to obtain protective or similar orders, where available. In the event that such protective order or other remedy is not obtained, or if the Company waives compliance with the terms hereof, Executive shall disclose only that portion of the Confidential Information which, based on the advice of Executive’s legal counsel, is legally required to be disclosed and shall exercise reasonable efforts to provide that the receiving person shall agree to treat such Confidential Information as confidential to the extent possible (and permitted under applicable law) in respect of the applicable proceeding or process, and the Company shall be given an opportunity to review the Confidential Information prior to disclosure thereof. Executive understands and acknowledges that Executive has the right under U.S. federal law to certain protections for cooperating with or reporting legal violations to the Securities and Exchange Commission (the “SEC”) or its Office of the Whistleblower, as well as certain other governmental entities. No provisions in this Agreement are intended to prohibit Executive from disclosing this Agreement to, or from cooperating with or reporting violations to, the SEC or any other such governmental entity, and Executive may do so without disclosure to the Company. The Company may not retaliate against Executive for any of these activities. Further, nothing in this Agreement precludes Executive from filing a Charge of Discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. Furthermore, Executive acknowledges that pursuant to the Defend Trade Secrets Act of 2016, Executive may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret (x) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (y) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal or (z) made to Executive’s attorney or used in a court proceeding in an anti-retaliation lawsuit based on the reporting of a suspected violation of law, so long as any document containing the trade secret is filed under seal and Executive does not disclose the trade secret except pursuant to court order.
(b)
Assignment of Intellectual Property Rights. In consideration of the Company’s agreement to employ Executive pursuant to this Agreement and the receipt by Executive of Confidential Information, Executive agrees to, and does hereby, assign to the Company all of Executive’s right, title and interest in all Intellectual Property (as defined below) that Executive makes or conceives, whether as a sole inventor or as a joint inventor, whether made within or outside working hours or upon the premises of the Company or elsewhere, within the scope of and during Executive’s employment with the Company or that incorporates, utilizes or reflects any Confidential Information, intellectual property or other supplies, equipment or property of the Company Group, without further compensation, including all rights or benefits therefor, including without limitation the right to sue and recover for past and future infringement. This assignment shall not apply to Intellectual Property that Executive has an obligation to assign to a former employer.

(c)
Non-Competition. Executive agrees that during Executive’s employment with the Company Group and for a one-year period following Executive’s termination of employment with the Company Group (the “Restricted Period”), Executive shall not, without the prior written consent of the Company, directly or indirectly, and whether as principal or investor or as an employee, officer, director, manager, partner, consultant, agent or otherwise, alone or in association with any other person, firm, corporation or other business organization, provide any labor, work, services or assistance to a business competitive with the Company Group, including a business engaged in or exploring the business of cryptocurrency mining or electrical power generation, in the United States and any other geographic area in which the Company Group has engaged in business, or is reasonably expected to engage in business during such Restricted Period (including, without limitation, any area in which any customer of the Company Group may be located); provided, however, that nothing herein shall limit Executive’s right to own not more than 1% of any of the debt or equity securities of any business organization.
(d)
Non-Solicitation. Executive agrees that, during the Restricted Period, Executive shall not, directly or indirectly, other than in connection with the proper performance of Executive’s duties in Executive’s capacity as an employee of the Company: (i) solicit or induce, or attempt to solicit or induce, or assist any third party to solicit or induce, directly or indirectly, any employee of the Company Group to leave the employ of the Company Group; (ii) hire any current or former employee of the Company Group or assist in the hiring of any such employee by any person, association or entity not affiliated with the Company Group; or (iii) induce, solicit or encourage any customer or potential customer of the Company Group to cease doing business with the Company Group (or decrease the amount of business it does with the Company Group) or do business with Executive (unless for the benefit of a member of the Company Group) or any business competitive with the Company Group. For purposes of this Agreement, a “potential customer or client” is any person or entity with whom any member of the Company Group is, at the time of Executive’s termination of employment, or was, during the one-year period immediately preceding such termination, engaged in discussions regarding one or more possible transactions with the Company Group. Executive shall not be prohibited from advertising to the general public any employment opportunities or requests for consultancy services (which advertisements are not targeted at employees or independent contractors of the Company Group).
(e)
Non-Disparagement. Executive agrees that during and after Executive’s employment with the Company, Executive will not make any negative comments or otherwise disparage any member of the Company Group or any member’s officers, boards or individual directors, employees, shareholders or agents. The Company agrees that during and after Executive’s employment with the Company, the Company shall direct its executive officers and members of the Board to not make any negative comments or otherwise disparage Executive. The preceding sentences shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).
(f)
Cooperation. Executive shall cooperate in all reasonable respects with the Company and its directors, officers, attorneys and experts in connection with matters arising out of Executive’s service to the Company, including the transition of Executive’s duties and responsibilities to any successor and in connection with any action, proceeding, investigation or litigation involving the Company, including any such action, proceeding, investigation or litigation in which Executive is called to testify. The Company shall reimburse Executive for reasonable expenses incurred in connection with such cooperation.
(g)
Return of Property. Executive will return to the Company all Confidential Information and confidential materials, and all copies thereof, whether written in a fixed media or otherwise relating to the businesses of any member of the Company Group, any Company Group member’s customers and clients or any prospective customers and clients, including, among other things, any hardware loaned to Executive by the Company, at any time upon the Company’s request. Additionally, without such request, within five days following Executive’s termination of employment for any reason or no reason, Executive (or in the event of death or Disability, Executive’s personal representatives) shall return to the Company all Confidential Information and confidential materials, and any and all copies thereof, whether prepared by them or otherwise coming into Executive’s possession, whether written in a fixed media or otherwise relating to the businesses of any member of the Company Group, any Company Group member’s customers and clients or any prospective customers and clients, including, among other things, any hardware loaned to Executive by the Company. Executive agrees not to retain any copies of any Confidential Information or confidential materials after termination of employment for any reason whatsoever. If any Confidential Information is stored or maintained by Executive on a computer hard drive or other electronic storage device at the time of termination, then Executive agrees to copy all files containing such Confidential Information onto a medium that can be given to the Company and to irretrievably delete and overwrite such files from Executive’s devices so that they cannot be recovered. Executive further consents that the Company, at its expense, may engage a computer forensics investigator to inspect any computer hard drives or electronic storage devices in Executive’s possession, custody or control to determine Executive’s compliance with the provisions of this Section 4. Anything to the contrary notwithstanding, Executive shall be entitled to retain (A) personal papers and other materials of a personal nature; provided, that such papers or materials do not include Confidential Information, (B) information showing Executive’s compensation or relating to reimbursement of expenses, and (C) copies of notices and agreements relating to Executive’s employment, or termination thereof, with the Company that Executive received in Executive’s capacity as a party to such notices or agreements.
(h)
For purposes of this Agreement, “Confidential Information” shall mean confidential information, nonpublic and proprietary information of the Company Group and its equityholders, which includes, but is not limited to, the following: (i) all information relating to intellectual property, software, hardware and products, whether owned or licensed by any member of the Company Group, and intellectual property, hardware and software in various stages of research and development, in each case, which are not generally known to the public or within the industry in which any member of the Company Group competes (in each case, including, without limitation, trade secrets, inventions, know-how, work product, work processes, analyses, design specifications, engineering and technical data, procedures, and techniques) and the records of such information (such as drawings, specification sheets, design notes, source code, object code, load modules, schematics, flow charts, logic diagrams, procedural diagrams, work sheets, documentation, annotations, printouts, studies, manuals, proposals and any other written, electronic, digital or machine readable expressions of such information); (ii) all information concerning or relating to the way in which any member of the Company Group conducts its business that is not generally known to the public or within the industry in which any member of the Company Group competes (such as internal business procedures, controls, plans, vendor and contractor names and contacts and other vendor and contractor information, procedures, computer system passwords and other computer security controls, financial information, information supplied by clients and customers of any member of the Company Group and employee data) and the records of such information (such as check lists, samples, services and operational manuals, contracts, proposals, print-outs, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, employment records pertaining to employees other than Executive, and any other written, electronic, digital or machine-readable expressions of such information); (iii) all information that is not generally known to the public or within the industry in which any member of the Company Group competes, pertaining to any member of the Company Group’s marketing and business plans and strategies; forecasts and projections; marketing practices, procedures and policies; financial data; discounts; margins; costs; credit terms; pricing practices, procedures, formulas and policies; goals and objectives; quoting practices, procedures and policies; and customer data, including customer lists, contracts, representatives’ requirements and needs, specifications, data provided by or about prospective existing or past customers and contract terms applicable to such customers, and the records of such information (such as agreements, customer lists, printouts, databases, marketing plans, marketing reports, strategic business plans, marketing analyses and management reports, listings of potential customers and leads, brokers and their contact information, and any other written, electronic, digital or machine-readable expressions of such information); (vi) in addition to the foregoing, any information relating to any member of the Company Group’s business that is not generally known to the public or within the industry in which any member of the Company Group competes which gives the Company Group any advantage over its competitors, and the records of such information in any tangible form, whether written, electronic, digital or machine-readable in nature, is considered Confidential Information; and (v) information publicly available or generally known within the industry in which any member of the Company Group competes (other than information that has become publicly available as a result of a breach of this Agreement) is not considered Confidential Information.
(i)
For purposes of this Agreement, “Intellectual Property” means any and all inventions, technological innovations, developments, concepts, improvements, designs, formulae, models, tools, know-how, discoveries, ideas, processes, patents, trademarks, service marks, copyrights, computer software, creations, writings and other works of authorship, theses, books, lectures, illustrations, photographs, motion pictures, improvements to all such property and all tangible embodiments thereof, whether in hard copy or electronic format, whether or not patentable or registerable under copyright, trademark or similar laws, which relate in any manner to the actual or anticipated business or research and development of the Company Group. Executive acknowledges that any rights in the Intellectual Property constituting a work made for hire under the U.S. Copyright Act, 17 U.S.C. § 101 et seq. are owned upon creation by the Company or its applicable affiliate as Executive’s employer. Executive understands and agrees that the decision whether or not to commercialize or market any of the Intellectual Property is within the Company’s sole discretion and for the Company’s or its applicable subsidiary’s or affiliate’s sole benefit and that no royalty will be due to Executive as a result of the Company’s or its applicable subsidiary’s or affiliate’s efforts to commercialize or market any such Intellectual Property. Executive hereby agrees that Executive has not entered into, and agrees not to enter into, any oral or written agreement in conflict with Executive’s obligations in this Section 4. To the extent Executive has any moral rights or other proprietary rights in the Intellectual Property that cannot be assigned in the manner described above, Executive unconditionally and irrevocably waives the enforcement of such proprietary rights. Executive hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that Executive now or may hereafter have for infringement of any proprietary rights assigned hereunder to the Company. Executive represents and warrants that Executive has all the necessary rights to grant the Company sole ownership of the Intellectual Property, free and clear of any liens, licenses or other third-party interests. Executive agrees not to incorporate or otherwise use any intellectual property or confidential or proprietary information of any third party or of Executive made by Executive prior to Executive’s employment with the Company (collectively, “Third-Party IP”), in the Intellectual Property without the prior written consent of the Company; provided, however, that if in the course of Executive’s employment with the Company, Executive incorporates into any Intellectual Property any Third-Party IP owned by Executive or in which Executive has an interest, Executive represents and warrants that Executive has all necessary rights, powers and authorization to use such Third-Party IP in the manner it is used and such use will not infringe any right of any company, entity or person and, in such a circumstance, the Company is hereby granted and shall have a nonexclusive, royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to use such Third-Party IP as part of or in connection with such Intellectual Property. During and subsequent to Executive’s employment, upon the request and at the expense of the Company or its nominee and for no additional personal remuneration, Executive agrees to execute any instrument which the Company considers necessary to assign to, secure for or maintain for the benefit of the Company adequate patent and other property rights in the United States and all foreign countries with respect to any Intellectual Property. Executive also agrees to assist the Company as required to draft said instruments and to obtain and enforce said rights. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney in fact to act for and on Executive’s behalf to execute, verify and file any such instruments and to do all other lawfully permitted acts to further the purposes of this Section 4 with the same legal force and effect as if executed by Executive. Executive agrees to promptly disclose to the Company any Intellectual Property when conceived or made by Executive, in whole or in part, and to make and maintain adequate and current records thereof. Executive agrees that any Intellectual Property disclosed or filed by Executive within one year following termination of Executive’s employment for any reason shall be considered the sole property of the Company unless otherwise agreed by the Parties, or unless and until finally determined by a court of competent jurisdiction to have been made or conceived after the termination of Executive’s employment. Executive has no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform or display any Intellectual Property. Executive has no right or license to use the Company’s trademarks, service marks, trade names, logos, symbols, brand names or other designations of source or origin, except as expressly permitted by the Company.
(j)
Reasonableness. Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the covenants in this Section 4 are all reasonable in nature and no broader than are necessary to protect the legitimate business interests of the Company Group, and Executive further acknowledges that any violation of these covenants would cause substantial irreparable injury to the Company Group.
(k)
Blue Pencil. Notwithstanding anything herein to the contrary, if a court of competent jurisdiction shall at any time deem the duration or the geographic scope of any of the provisions of this Section 4 unenforceable, the other provisions of this Section 4 shall nevertheless stand and the duration and geographic scope set forth herein shall be deemed to be the longest period or greatest size permissible by law under the circumstances, and the parties hereto agree that such court shall reduce the time period or geographic scope to permissible duration or size.
(l)
Certain Remedies. Without intending to limit the remedies available to the Company Group, Executive agrees that a breach of any of the covenants contained in this Section 4 may result in material and irreparable injury to the Company Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, any member of the Company Group shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining Executive from engaging in activities prohibited by the covenants contained in this Section 4 or such other relief as may be required specifically to enforce any of the covenants contained in this Agreement. Such injunctive relief in any court shall be available to the Company Group in lieu of, or prior to or pending determination in, any arbitration proceeding. In addition to the remedies the Company may seek and obtain pursuant to this Section 4(l), the Restricted Period shall be extended by any and all periods during which Executive shall be found by a court or arbitrator possessing personal jurisdiction over Executive to have been in violation of the covenants contained in this Section 4.
5.
Section 409A of the Code. The compensation and benefits provided by this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall be interpreted and construed consistent with that intent. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A of the Code upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Notwithstanding any other provision of this Agreement, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be paid (or provided) in accordance with this Section 5. If Executive is a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of Executive’s termination, then to the extent required by Section 409A of the Code, no payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A of the Code shall be made or commence during the period beginning on the date of Executive’s termination and ending on the date that is six months following Executive’s termination or, if earlier, on the date of Executive’s death. The amount of any payment that would otherwise be paid to Executive during this period shall instead be paid to Executive on the fifteenth day of the first calendar month following the end of the period. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A. Payments with respect to reimbursements of expenses shall be made in accordance with Company policy and in no event later than the last day of the calendar year following the calendar year in which the relevant expense is incurred. The amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year.

6.
Limitations on Severance Benefits and Other Payments or Benefits. In the event that Executive receives any payments or distributions, whether payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (“Payment”) that constitute “parachute payments” within the meaning of Section 280G of the Code and, but for this Section 6, would be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then such Payment shall either be (a) delivered in full or (b) delivered as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the largest payment, notwithstanding that all or some portion of the Payment may be taxable under Section 4999 of the Code. The determinations to be made with respect to this Section 6 shall be made by a certified public accounting firm designated by the Company. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive. Any reduction in payments or benefits pursuant to this paragraph will occur in the following order: (i) reduction of cash payments; (ii) cancellation of accelerated vesting of equity awards other than stock options; (iii) cancellation of accelerated vesting of stock options; and (iv) reduction of other benefits payable to Executive. This Section 6 may be amended by the Company at its discretion to comply with any changes to or successor provisions of Sections 280G or 4999 of the Code.
7.
Compensation Recovery Policy. Executive acknowledges and agrees that, to the extent the Company adopts any clawback or similar policy, whether in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules and regulations promulgated thereunder, or otherwise, Executive shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement or enforce that policy).
8.
Source of Payments. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets shall be made, to assure payment. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.
9.
Non-assignability; Binding Agreement. This Agreement and any and all rights, duties, obligations or interests hereunder shall not be assignable or delegable by Executive. This Agreement shall be binding upon, and inure to the benefit of, the Parties, any successors to or assigns of the Company and to Executive’s heirs and the personal representatives of Executive’s estate.
10.
Withholding. All payments made or benefits provided to Executive under this Agreement shall be reduced by any applicable withholding taxes and other authorized deductions.
11.
Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner, except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

12.
Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The Parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.
13.
Governing Law; Dispute Resolution. All matters affecting this Agreement, including the validity thereof, are to be subject to, and interpreted and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in the State of New York. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (collectively, “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court.
14.
Survival of Certain Provisions. The rights and obligations set forth in this Agreement that, by their terms, extend beyond the Term of this Agreement or the termination of Executive’s employment with the Company shall survive such Term or termination.
15.
Entire Agreement; Supersedes Previous Agreements. This Agreement contains the entire agreement and understanding of the Parties with respect to the matters covered herein and supersede all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof; all other negotiations, commitments, agreements and writings shall have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder.
16.
Counterparts. This Agreement may be executed by either of the Parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
17.
Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
18.
Notices. All notices hereunder shall be in writing, addressed to:

To the Company at its headquarters, Attention: Jeffrey Kirt, Chief Executive Officer

With a copy (that shall not constitute notice) to:
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attn: Gillian Emmett Moldowan
Email: gillian.moldowan@shearman.com

To Executive at the address on file with the Company

All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt or (ii) if sent by electronic mail or facsimile, upon receipt by the sender of confirmation of such transmission; provided, however, that any electronic mail or facsimile will be deemed received and effective only if followed, within 48 hours, by a hard copy sent by certified United States mail.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer pursuant to the authority of its Board, and Executive has executed this Agreement, as of the day and year first written above.

GREENIDGE GENERATION HOLDINGS INC.

/s/ Jeffrey E. Kirt

By: Jeffrey E. Kirt
Title: Chief Executive Officer

EXECUTIVE

/s/ Dale Irwin

Name: Dale Irwin

[Signature Page to Executive Employment Agreement]

EXHIBIT A

FORM OF RELEASE AGREEMENT

This Release, dated as of [ ], (this “Release”) by and between Dale Irwin (“Executive”) and Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”).

WHEREAS, Executive and the Company entered into an employment agreement dated [ ], 2022 (the “Employment Agreement”), which provides for Executive’s employment on the terms and conditions specified therein;

WHEREAS, Executive’s employment with the Company has terminated effective [ ]; and

WHEREAS, pursuant to Section 3(e) of the Employment Agreement, it is a condition precedent to the Company’s obligations to make certain payments under [Section 3(b)] [Section 3(c)] of the Employment Agreement that Executive executes and does not revoke his agreement to this Release.

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained and the Employment Agreement, the sufficiency and receipt of which is hereby acknowledged, Executive and the Company agree as follows:

1.
Executive Waiver and Release.

(a) Pursuant to Section 3(e) of the Employment Agreement and in consideration of the amounts to be provided under [Section 3(b)][Section 3(c)] to Executive by the Company at the times and in the manner specified in the Employment Agreement, Executive, on behalf of Executive and Executive’s heirs, executors, devisees, successors and assigns (collectively, the “Releasors”), knowingly and voluntarily releases, remises and forever discharges the Company and its parents, direct and indirect subsidiaries or affiliates, together with each of their current and former principals, officers, directors, shareholders, partners, agents, representatives and employees, and each of their heirs, executors, successors and assigns (collectively, the “Releasees”), from any and all debts, demands, actions, causes of action, accounts, covenants, contracts, agreements, claims, damages, omissions, promises and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (collectively, “Claims”), which the Releasors ever had, now have or may hereafter claim to have against the Releasees by reason of any matter or cause whatsoever relating to Executive’s employment with the Company arising prior to the time Executive signs this Release, expressly excluding claims as set forth below. This paragraph 1(a) shall apply to any Claim of any type, including, without limitation, any and all Claims of any type that the Releasors may have arising under the common law, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act of 1967 (“ADEA”), including the Older Workers Benefit Protection Act of 1990; the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Sarbanes‑Oxley Act of 2002, the New York Labor Law, including the New York State Human Rights Law, the New York Retaliatory Action by Employers Law, Article 6 of the New York Labor Law, the New York Nondiscrimination for Legal Actions Law, Article 4 of the New York Civil Rights Law, each as amended, and any other federal, state, local or foreign statutes, regulations, ordinances or common law, or under any policy, agreement, contract, understanding or promise, written or oral, formal or informal, between any of the Releasees and Executive, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of Executive’s employment relationship with the Company.

(b) For the purpose of implementing a full and complete release, except as set forth herein, Executive understands and agrees that this Release is intended to include all claims, if any, which the Releasors may have and which Executive does not now know or suspect to exist in Executive’s favor against the Releasees, from the beginning of time until the time Executive signs this Release, and this Release extinguishes those claims.

(c) Executive acknowledges that the consideration given for this Release is in addition to anything of value to which Executive was already entitled.

(d) Notwithstanding anything in the Employment Agreement or this Release to the contrary, this Release shall not apply to and neither Executive nor any other Releasor waives or releases (i) any rights to accrued and vested benefits under the employee benefit plans of the Company; (ii) any right Executive may have to indemnification pursuant to the by-laws, other corporate documents or a directors & officers or other insurance policy; and (iii) claims with respect to the breach of any covenant to be performed by the Company pursuant to this Release.

(e) Executive understands and acknowledges that Executive has the right under U.S. federal law to certain protections for cooperating with or reporting legal violations to the SEC or its Office of the Whistleblower, as well as certain other governmental entities. No provisions in this Release are intended to prohibit Executive from disclosing this Release to, or from cooperating with or reporting violations to, the Equal Employment Opportunity Commission, the SEC or any other such governmental entity, and Executive may do so without disclosure to the Company. The Company may not retaliate against Executive for any of these activities. Further, nothing in this Release precludes Executive from filing a Charge of Discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. However, once this Release becomes effective, Executive understands and acknowledges that Executive may not receive a monetary award or any other form of personal relief from the Company in connection with any such charge or complaint that Executive filed or is filed on Executive’s behalf.

(f) Executive understands and acknowledges that Executive will not be held criminally or civilly liable under any federal or state law for any disclosure of a trade secret that: (i) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, where such disclosure is solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the Company’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

(g) By executing this Release, Executive hereby agrees that neither Executive nor any other Releasor will initiate, maintain or join any proceeding in any judicial forum relating to any matters covered by this Release. Executive represents that neither Executive nor any other Releasor has initiated, maintained or joined any such proceeding as of the date of this Release.

2.
Executive Representations. Executive acknowledges and represents that this Release provides for the full and final settlement of all of the Company’s obligations with respect to Executive in connection with Executive’s employment through the date this Release is executed by Executive. Executive understands that if Executive fails to sign this Release as required, Executive’s right to receive any payment under the Employment Agreement will not vest and will not become due and owing to Executive and will be forfeited by Executive in its entirety.
3.
Employment Agreement. Except for the covenants and obligations pursuant to Sections 3-12, 14 and 18 of the Employment Agreement (the “Surviving Sections”), the Employment Agreement is terminated effective as of the date of the termination of Executive’s employment, and except for the Surviving Sections, shall be of no further force and effect with no further liability or obligation of any party thereto thereunder. The Surviving Sections of the Employment Agreement survive termination of the Employment Agreement and remain in full force and effect according to their terms. Executive expressly and specifically acknowledges, ratifies, and reaffirms Executive’s obligations under the Surviving Sections of the Employment Agreement.
4.
Consultation with Attorney; Voluntary Agreement. Executive acknowledges that the Company has advised Executive to consult with an attorney of Executive’s choosing prior to signing this Release. Executive understands and agrees that Executive has the right and has been given the opportunity to review this Release with an attorney. Executive also understands and agrees that Executive is under no obligation to sign the Release. Executive acknowledges and agrees that the payments to be made to Executive pursuant to the Employment Agreement are sufficient consideration to require Executive to abide with Executive’s obligations under this Release. Executive represents that Executive has read this Release and understands its terms and that Executive enters into this Release freely, voluntarily and without coercion.
5.
Review. Executive acknowledges that because this Release contains a general release of all claims including under the ADEA, and is an important legal document, he has been advised to consult with legal counsel of his own choosing. Executive may take up to [21] days to decide whether to execute this Release, and Executive may revoke his signature by delivering or mailing a signed notice of revocation to [ ] within seven (7) days after executing it.
6.
No Admissions. Executive understands and acknowledges that the Releasees make no admission that any Releasee has engaged or is now engaging in any unlawful conduct, and that this Release shall not be used or construed as such in any legal or administrative proceeding.
7.
Confidentiality of Release. Executive agrees to keep confidential this Release, except that Executive may disclose this Release to their legal and financial advisers and as otherwise may be required under applicable law, rule or regulation or pursuant to court order or in any legal proceeding to enforce rights hereunder or under the Employment Agreement.

8.
Entire Agreement. This Release contains the entire agreement between the parties with respect to the subject matter hereof; and this Release supersedes all other agreements and drafts hereof, oral or written, between the parties hereto with respect to the subject matter hereof although both parties, as noted in Section 3 of this Release, agree that the Surviving Sections of the Employment Agreement shall survive the execution of this Release and the obligations under the Surviving Sections shall continue after the date this Release is signed. No promises, statements, understandings, representations or warranties of any kind, whether oral or in writing, express or implied, have been made to Executive to induce Executive to enter into this Release other than the express terms set forth herein, and Executive is not relying upon any promises, statements, understandings, representations, or warranties other than those expressly set forth in this Release.
9.
Successors and Assigns. Executive may not assign this Release. The Company may freely assign this Release at any time. This Release shall inure to the benefit of the Releasees and their respective successors and assigns.
10.
Counterparts. This Release may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Release may be executed by electronic signature, including pdf, and any such electronic signature shall have the same effect as a written signature.
11.
Captions and Headings. The captions and headings of this Release are for convenience of reference only and will not be used to construe the terms or meaning of any provision of this Release. All references in this Release to a section are a reference to the section of this Release unless noted otherwise.
12.
Governing Law. All matters affecting this Release, including the validity thereof, are to be subject to, and interpreted and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in the State of New York. All actions arising out of or relating to this Release shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (collectively, “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any action arising out of or relating to this Release brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Release or the transactions contemplated hereby may not be enforced in or by any Specified Court.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Release as of the date first set forth above.

Executive has been advised to consult with counsel of Executive’s choice. By accepting and agreeing to this Release, Executive acknowledges that this Release has been written in a way so that Executive could understand it and Executive does understand it and has had the opportunity to consult with counsel of Executive’s choice and that there was no disparity in bargaining power between or among the parties to this Release, and any presumption that ambiguities shall be construed against a drafter does not apply. In signing this Release, Executive has acted voluntarily and has not relied upon any representation made by the Company or any affiliate of the Company. Executive further acknowledges that Executive is aware of Executive’s rights to review and consider this Release for [21] days before signing and has 7 days after signing to revoke Executive’s signature.

GREENIDGE GENERATION HOLDINGS INC.

By:
Title:

EXECUTIVE

Name: Dale Irwin

[Signature Page to Form of Release Agreement]